Exhibit 99.1

Sonus Networks Reports 2013 First Quarter Results

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First Quarter 2013 SBC Total Revenue Grew 77% Year-Over-Year to $30 Million

For Immediate Release: April 30, 2013

WESTFORD, Mass. – Sonus Networks, Inc. (Nasdaq: SONS), a global leader in SIP-based communications, today announced results for the first quarter ended March 29, 2013.

First Quarter 2013 Highlights

•                  Total revenue was $63.3 million.

•                  Total SBC revenue, including product, maintenance and services, was $30.0 million, up 77% over the prior year.

•                  SBC product-only revenue was $23.5 million, up 79% over the prior year.

•                  Company added 138 new SBC customers in Q1 and 163 new customers overall.

Revenue for the first quarter of 2013 was $63.3 million, compared to $75.1 million in the fourth quarter of 2012 and $64.3 million in the first quarter of 2012.  The GAAP net loss for the first quarter of 2013 was $13.7 million, or $0.05 per share, compared to a GAAP net loss of $16.4 million, or $0.06 per share, in the fourth quarter of 2012 and a GAAP net loss of $6.4 million, or $0.02 per share, in the first quarter of 2012.  The non-GAAP net loss for the first quarter of 2013 was $6.4 million, or $0.02 per share, compared to non-GAAP net income of $1.8 million, or $0.01 per diluted share, in the fourth quarter of 2012 and a non-GAAP net loss of $4.2 million, or $0.02 per share, in the first quarter of 2012.

2013 Second Quarter and Full Year Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  Gross margin, operating expenses and EPS are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.

Second Quarter 2013	Current Guidance
Total Revenue	$66 to $68 million
SBC Total Revenue	$27 to $29 million
SBC Product Revenue	$21 to $23 million
Gross Margin	62% to 63%
Operating Expenses	$42.5 to $43.5 million
Basic EPS	$(0.01) to $0.00
Cash & Investments	$282 to $285 million
Basic Shares	282 million
Diluted Shares	284 million

Full Year 2013	Current Guidance
Total Revenue	$267 to $271 million
SBC Total Revenue	$120 to $124 million
SBC Product Revenue	$98 to $102 million
Gross Margin	64% to 65%
Operating Expenses	$171 to $172 million
Diluted EPS	$0.00 to $0.01
Cash & Investments	$283 to $287 million
Basic Shares	282 million
Diluted Shares	285 million

Restructuring

In August 2012, the Company initiated a plan to streamline operations and reduce operating costs, including a corporate-wide restructuring plan.  In connection with this initiative, the Company recorded restructuring expense of $5.7 million in the fourth quarter of 2012, comprised of $4.1 million for facility-related charges, $1.3 million for severance and related costs and $0.3 million for the writedown of property and equipment.  The Company recorded restructuring expense of $1.9 million in the first quarter of 2013 in connection with this initiative, primarily for severance and related costs.  The Company expects to record additional restructuring expense in connection with this initiative of approximately $1.5 million in the second quarter of 2013, comprised of severance and related costs.

Quote

“Sonus delivered solid first quarter results, highlighted by continued strong SBC revenue growth which increased 77% over the first quarter last year,” said Ray Dolan, president and chief executive officer. “Our results reflect consistent execution and position us for a strong year.  In addition to delivering top-line growth, we remain focused on achieving profitability on a non-GAAP basis and generating cash from operations for the full year 2013.”

Conference Call Details

Date: April 30, 2013

Time: 4:45 p.m. (EDT)

Dial-in number: 800-381-7839

International Callers: +1 212-231-2901

Replay information:

A telephone playback of the call will be available following the conference call until May 14, 2013 and can be accessed by calling 800-633-8284 or +1 402-977-9140 for international callers. The reservation number for the replay is 21653801. A webcast replay of the conference call will also be available shortly following the conference call on the Company’s Investor Relations website in the Events & Presentations – Archived Events section.

Accounting Period:

As of the beginning of fiscal 2012, the Company began reporting its first, second and third quarters on a 4-4-5 basis, with the quarter ending on the Friday closest to the last day of each third month.  The Company’s fiscal year-end is December 31.

Retrospective Purchase Accounting Adjustments:

The December 31, 2012 balance sheet has been updated to retrospectively reflect adjustments to the NET opening balance sheet identified in the first quarter of fiscal 2013.  These adjustments were immaterial to the individual balance sheet line items and resulted in a net retrospective adjustment to goodwill of $0.3 million.

Tags:

Sonus Networks, Sonus, SONS, 2013 first quarter, earnings, results, IP-based network solutions, SBC, SBC 1000, SBC 2000, SBC 5100, SBC 5200, SBC 9000, session border controller, VX series, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, TDM.

About Sonus Networks

Sonus helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including VoIP, video and Unified Communications through secure, reliable and scalable IP networks.  With customers around the globe and over 15 years of experience transforming networks to IP, Sonus has enabled service providers to capture and retain users and both service providers and enterprises to generate significant ROI.  Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this report are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Examples of forward-looking statements include, but are not limited to, statements in the section “2013 Second Quarter and Full Year Outlook” and other statements regarding the following: plans, objectives, outlook, goals, strategies, future events or performance, trends, customer growth, operational performance and costs, liquidity and financial positions, estimated expenditures and investments, revenues and earnings, performance and other statements that are other than statements of historical facts.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from acquisitions (including with respect to our recently completed acquisition of Network Equipment Technologies, Inc.); litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 1A “Risk Factors”, Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the Company’s most recent Annual Report on Form 10-K.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  We therefore caution you against relying on any of these forward-looking statements, which speak only as of the date made.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: stock-based compensation, restructuring, write-off of prepaid royalties, acquisition-related costs, amortization of intangible assets and depreciation expense related to the fair value write-up of acquired property and equipment.  We also consider the use of non-GAAP earnings per share helpful in assessing the performance of the continuing operations of our business.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

In the fourth quarter of fiscal 2012 we wrote off $7.1 million of prepaid royalties for software licenses related to products from which we do not expect to derive future revenues.  We believe that excluding the write-off of these prepaid royalties facilitates the comparison of our product gross margins to our historical operating results and other companies in our industry.

We recorded $1.9 million of restructuring expense in the first quarter of fiscal 2013.  We recorded $7.7 million of restructuring expense in fiscal 2012, including $5.7 million in the fourth quarter.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

As part of the assessment of the assets acquired and liabilities assumed in connection with the NET acquisition, we were required to increase the aggregate fair value of acquired property and equipment by $2.0 million.  The acquired property and equipment is being depreciated over a weighted average useful life of approximately 2.5 years.  We excluded the incremental depreciation expense resulting from this fair value write-up from our non-GAAP results in fiscal 2012 but have elected not to exclude it from our non-GAAP results in subsequent periods, as the amounts are immaterial in these later periods.  We believe that excluding the 2012 incremental depreciation expense resulting from the fair value write-up of this acquired property and equipment facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

978-614-8440
pleahy@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 29,	December 31,	March 30,
	2013	2012	2012
Revenue:
Product	$37,796	$45,809	$41,411
Service	25,492	29,327	22,928
Total revenue	63,288	75,136	64,339

Cost of revenue:
Product	13,895	26,121	9,193
Service	11,591	13,412	13,392
Total cost of revenue	25,486	39,533	22,585

Gross profit	37,802	35,603	41,754

Gross margin:
Product	63.2%	43.0%	77.8%
Service	54.5%	54.3%	41.6%
Total gross margin	59.7%	47.4%	64.9%

Operating expenses:
Research and development	17,501	16,247	18,387
Sales and marketing	21,114	20,002	20,585
General and administrative	10,710	8,981	8,979
Acquisition-related	—	439	—
Restructuring	1,949	5,683	—
Total operating expenses	51,274	51,352	47,951

Loss from operations	(13,472)	(15,749)	(6,197)
Interest income, net	138	155	215
Other income, net	—	204	—

Loss before income taxes	(13,334)	(15,390)	(5,982)
Income tax provision	(414)	(997)	(456)

Net loss	$(13,748)	$(16,387)	$(6,438)

Loss per share:
Basic	$(0.05)	$(0.06)	$(0.02)
Diluted	$(0.05)	$(0.06)	$(0.02)

Shares used to compute loss per share:
Basic	281,542	280,773	279,487
Diluted	281,542	280,773	279,487

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 29,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$74,628	$88,004
Marketable securities	150,588	161,905
Accounts receivable, net	50,723	68,728
Inventory	26,408	25,614
Deferred income taxes	650	686
Other current assets	15,274	15,401
Total current assets	318,271	360,338

Property and equipment, net	21,094	23,767
Intangible assets, net	14,050	15,237
Goodwill	34,081	34,081
Investments	59,224	29,698
Deferred income taxes	973	1,011
Other assets	7,194	7,191
	$454,887	$471,323

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,045	$10,643
Accrued expenses	22,667	26,795
Current portion of deferred revenue	39,795	37,094
Current portion of long-term liabilities	678	763
Total current liabilities	69,185	75,295

Deferred revenue	10,561	11,647
Deferred income taxes	432	249
Convertible subordinated note	2,380	2,380
Other long-term liabilities	5,349	5,706
Total liabilities	87,907	95,277

Commitments and contingencies

Stockholders equity:
Common stock	282	281
Additional paid-in capital	1,326,475	1,321,385
Accumulated deficit	(966,121)	(952,373)
Accumulated other comprehensive income	6,344	6,753
Total stockholders’ equity	366,980	376,046
	$454,887	$471,323

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 29,	March 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(13,748)	$(6,438)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization of property and equipment	3,522	2,900
Amortization of intangible assets	1,187	100
Stock-based compensation	4,224	2,117
Loss on disposal of property and equipment	17	—
Deferred income taxes	183	—
Changes in operating assets and liabilities:
Accounts receivable	17,472	20,457
Inventory	(837)	(2,867)
Other operating assets	1,515	(9,541)
Accounts payable	(4,637)	(5,204)
Accrued expenses and other long-term liabilities	(4,329)	(4,137)
Deferred revenue	1,739	(906)
Net cash provided by (used in) operating activities	6,308	(3,519)

Cash flows from investing activities:
Purchases of property and equipment	(1,005)	(2,120)
Purchases of marketable securities	(76,526)	(70,990)
Sale/maturities of marketable securities	57,110	82,851
Net cash (used in) provided by investing activities	(20,421)	9,741

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	865	993
Proceeds from exercise of stock options	578	39
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(346)	(91)
Principal payments of capital lease obligations	(31)	(33)
Net cash provided by financing activities	1,066	908

Effect of exchange rate changes on cash and cash equivalents	(329)	78

Net (decrease) increase in cash and cash equivalents	(13,376)	7,208
Cash and cash equivalents, beginning of year	88,004	105,451
Cash and cash equivalents, end of period	$74,628	$112,659

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, the write-off of prepaid royalties for software licenses, amortization of intangible assets and incremental depreciation expense resulting from the fair value write-up of acquired property and equipment included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 29,	December 31,	March 30,
	2013	2012	2012
Stock-based compensation
Cost of revenue - product	$52	$32	$53
Cost of revenue - service	210	218	175
Cost of revenue	262	250	228

Research and development expense	679	524	616
Sales and marketing expense	1,099	548	467
General and administrative expense	2,184	1,141	806
Operating expense	3,962	2,213	1,889

Total stock-based compensation	$4,224	$2,463	$2,117

Write-off of prepaid royalties for software licenses
Cost of revenue - product	$—	$7,083	$—

Amortization of intangible assets
Cost of revenue - product	$561	$1,242	$—

Research and development	100	100	100
Sales and marketing	526	527	—
Operating expense	626	627	100

Total amortization of intangible assets	$1,187	$1,869	$100

Incremental depreciation expense resulting from the write-up of acquired property and equipment
Cost of revenue - product	$—	$92	$—
Cost of revenue - service	—	77	—
Cost of revenue	—	169	—

Research and development expense	—	277	—
Sales and marketing expense	—	16	—
General and administrative expense	—	139	—
Operating expense	—	432	—

Total incremental depreciation expense resulting from the write-up of acquired property and equipment	$—	$601	$—

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ended		Year ended
	June 28, 2013		December 31, 2013
	Range		Range

Revenue	$66	$68	$267	$271

Gross margin
GAAP outlook	60.6%	61.7%	62.8%	63.8%
Stock-based compensation	0.5%	0.4%	0.4%	0.4%
Amortization of intangible assets	0.9%	0.9%	0.8%	0.8%
Non-GAAP outlook	62.0%	63.0%	64.0%	65.0%

Operating expenses
GAAP outlook	$48.6	$49.6	$193.6	$194.6
Stock-based compensation	(4.0)	(4.0)	(16.7)	(16.7)
Amortization of intangible assets	(0.6)	(0.6)	(2.5)	(2.5)
Restructuring	(1.5)	(1.5)	(3.4)	(3.4)
Non-GAAP outlook	$42.5	$43.5	$171.0	$172.0

(Loss) earnings per share
GAAP outlook	$(0.03)	$(0.02)	$(0.09)	$(0.08)
Stock-based compensation expense	0.01	0.01	0.06	0.06
Amortization of intangible assets	— *	— *	0.02	0.02
Restructuring	0.01	0.01	0.01	0.01
Non-GAAP outlook	$(0.01)	$—	$—	$0.01

*  Less than $0.01 impact on earnings per share.

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 29,	December 31,	March 30,
	2013	2012	2012

GAAP gross margin - product	63.2%	43.0%	77.8%
Stock-based compensation expense	0.1%	0.1%	0.1%
Amortization of intangible assets	1.6%	2.7%	0.0%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.2%	0.0%
Write-off of prepaid royalties for software licenses	0.0%	15.4%	0.0%
Non-GAAP gross margin - product	64.9%	61.4%	77.9%

GAAP gross margin - service	54.5%	54.3%	41.6%
Stock-based compensation expense	0.9%	0.7%	0.8%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.3%	0.0%
Non-GAAP gross margin - service	55.4%	55.3%	42.4%

GAAP total gross margin	59.7%	47.4%	64.9%
Stock-based compensation expense % of revenue	0.4%	0.3%	0.4%
Amortization of intangible assets % of revenue	0.9%	1.7%	0.0%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.2%	0.0%
Write-off of prepaid royalties for software licenses	0.0%	9.4%	0.0%
Non-GAAP total gross margin	61.0%	59.0%	65.3%

GAAP total gross profit	$37,802	$35,603	$41,754
Stock-based compensation expense	262	250	228
Amortization of intangible assets	561	1,242	—
Depreciation expense - fair value write-up of acquired property and equipment	—	169	—
Write-off of prepaid royalties for software licenses	—	7,083	—
Non-GAAP total gross profit	$38,625	$44,347	$41,982

GAAP research and development expense	$17,501	$16,247	$18,387
Stock-based compensation expense	(679)	(524)	(616)
Amortization of intangible assets	(100)	(100)	(100)
Depreciation expense - fair value write-up of acquired property and equipment	—	(277)	—
Non-GAAP research and development expense	$16,722	$15,346	$17,671

GAAP sales and marketing expense	$21,114	$20,002	$20,585
Stock-based compensation expense	(1,099)	(548)	(467)
Amortization of intangible assets	(526)	(527)	—
Depreciation expense - fair value write-up of acquired property and equipment	—	(16)	—
Non-GAAP sales and marketing expense	$19,489	$18,911	$20,118

GAAP general and administrative expense	$10,710	$8,981	$8,979
Stock-based compensation expense	(2,184)	(1,141)	(806)
Depreciation expense - fair value write-up of acquired property and equipment	—	(139)	—
Non-GAAP general and administrative expense	$8,526	$7,701	$8,173

GAAP operating expenses	$51,274	$51,352	$47,951
Stock-based compensation expense	(3,962)	(2,213)	(1,889)
Amortization of intangible assets	(626)	(627)	(100)
Depreciation expense - fair value write-up of acquired property and equipment	—	(432)	—
Acquisition-related expense	—	(439)	—
Restructuring	(1,949)	(5,683)	—
Non-GAAP operating expenses	$44,737	$41,958	$45,962

GAAP loss from operations	$(13,472)	$(15,749)	$(6,197)
Stock-based compensation expense	4,224	2,463	2,117
Amortization of intangible assets	1,187	1,869	100
Depreciation expense - fair value of acquired property and equipment	—	601	—
Write-off of prepaid royalties for software licenses	—	7,083	—
Acquisition-related expense	—	439	—
Restructuring	1,949	5,683	—
Non-GAAP (loss) income from operations	$(6,112)	$2,389	$(3,980)

GAAP net loss	$(13,748)	$(16,387)	$(6,438)
Stock-based compensation expense	4,224	2,463	2,117
Amortization of intangible assets	1,187	1,869	100
Depreciation expense - fair value of acquired property and equipment	—	601	—
Write-off of prepaid royalties for software licenses	—	7,083	—
Acquisition-related expense	—	439	—
Restructuring	1,949	5,683	—
Non-GAAP net (loss) income	$(6,388)	$1,751	$(4,221)

(Loss) per share or diluted earnings per share
GAAP	$(0.05)	$(0.06)	$(0.02)
Non-GAAP	$(0.02)	$0.01	$(0.02)

Shares used to compute (loss) per share or diluted earnings per share
GAAP shares used to compute (loss) per share	281,542	280,773	279,487
Non-GAAP shares used to compute (loss) per share or diluted earnings per share	281,542	281,236	279,487